Exhibit 3.1

                                                        Document Number
                                                        20110349442-70
                                                        --------------------
                                                        Filing Date and Time
                                                        05/10/2011 8:00 AM
                                                        --------------------
                                                        Entity Number
                                                        C24727-2004
                                                        --------------------
                                                        Filed in the
                                                        office of
                                                        /s/ Ross Miller
                                                        Ross Miller
                                                        Secretary of State
                                                        of Nevada

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              ROSS MILLER
              Secretary of State
/State Seal/  204 North Carson Street, Suite 4
              Carson City, Nevada 89701-4520
              (775) 684-5708
              Website: www.nvsos.gov

                    ------------------------------
                    / Certificate of Designation /
                    / (PURSUANT TO NRS 78.1955)  /
                    ------------------------------


                    Certificate of Designation For
                    ------------------------------
                      Nevada Profit Corporations
                      --------------------------
                      (Pursuant to NRS 78.1955)

1.  Name of corporation:

                          AMERICAN MINING CORPORATION

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

PREFERRED STOCK

1     DESIGNATION  OF  AMOUNT.

The series of Preferred Stock created hereby shall be designated the "Series A Preferred Stock" (the "SERIES A PREFERRED STOCK") and the authorized number of shares constituting such series shall be 2,000,000.

                            Continued on Attachment.

3.  Effective date of filing: (optional)  May 9, 2011
                                          (must not be later than 90 days
                                          after the certificate is filed)

4.  Signature: (required)

X  /s/ Thomas Mills
---------------------------
Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

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Certificate of Designation
Series A Preferred Stock of American Mining Corporation
Page 2 of 11

2     DEFINITIONS

2.1 For purposes of this Certificate of Designation, in addition to the other terms defined herein, the following terms shall have the following meanings:

(a) "ARTICLES OF INCORPORATION" shall have the meaning ascribed thereto in the authorizing resolution to this Certificate of Designation.

(b) "BOARD" shall have the meaning ascribed thereto in the authorizing resolution to this Certificate of Designation.

(c)     "BY-LAWS" shall mean the by-laws of the Corporation, as amended.

(d) "CHANGE OF CONTROL" shall have the meaning ascribed thereto in Section 7.1linex0.

(e) "CODE" shall mean the United States Internal Revenue Code of 1986, as amended.

(f)     "COMMON STOCK" shall mean the common capital stock of the Corporation.

(g) "COMMON STOCK HOLDER" shall mean a registered holder of a share of Common Stock.

(h) "CORPORATION" shall mean American Mining Corporation, a company duly incorporated under the laws of the State of Nevada.

(i) "NEVADA BUSINESS CORPORATION ACT" means Chapter 78 of the Revised Statutes of Nevada, as amended.

(j) "PERMITTED ENTITY" shall mean, with respect to a Series A Holder, any trust, account, plan, corporation, partnership, or limited liability company specified in Section 5.2(b)linex0 established by or for the Series A Holder, so long as such entity meets the requirements of the exception set forth in Section 5.2(b)linex0 applicable to such entity.

(k) "PREFERRED STOCK" shall have the meaning ascribed thereto in the authorizing resolution to this Certificate of Designation.

(l) "RETRACTION DATE" shall mean any date upon which the Corporation would be required by a Series A Holder to redeem shares of Series A Preferred Stock pursuant to Sections 7.1linex0 and 7.3.

(m) "RETRACTION PRICE" shall mean the price required to be paid by the Corporation to a Series A Holder on the redemption of shares of Series A Preferred Stock pursuant to the provisions of Section ARTICLE 7 - .

(n)     "SEC" shall mean the United States Securities and Exchange Commission.

(o) "SERIES A HOLDER" shall mean a registered holder of a share of Series A Preferred Stock.

(p) "TRANSFER" of a share of Series A Preferred Stock shall mean any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law. A "Transfer" shall also include, without limitation, a transfer of a share of Series A Preferred Stock to a broker or other nominee (regardless of whether or not there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to Voting Control over a share of Series A Preferred Stock by proxy or otherwise; provided, however, that the following shall not be considered a "Transfer" within the meaning of this
Section 2.1(p):

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Certificate of Designation
Series A Preferred Stock of American Mining Corporation
Page 3 of 11

     (i) the granting of a proxy to officers or directors of the Corporation at the request of the Board in connection with actions to be taken at an annual or special meeting of stockholders; or

     (ii) entering into a voting trust, agreement or arrangement (with or without granting a proxy) with other stockholders of the Corporation, that

          (1) is disclosed either in a Schedule 13D filed with the SEC or in writing to the Secretary of the Corporation;

          (2) either has a term not exceeding one year or is terminable by the holder of such Series A Holder at any time; and

          (3) does not involve any payment of cash, securities, property or other consideration to the Series A Holder other than the mutual promise to vote shares in a designated manner.

(q) "VOTING CONTROL" with respect to a share of Series A Preferred Stock shall mean the power (whether exclusive or shared) to vote or direct the voting of such share of Series A Preferred Stock by proxy, voting agreement or otherwise.

3     DISSOLUTION

Subject to the preferences applicable to any class or series of shares of the capital stock of the Corporation, if any outstanding at any time, in the event of any liquidation, dissolution or winding-up of the Corporation or other distribution of property or assets of the Corporation among its stockholders for the purpose of winding-up its affairs, the Series A Holders and the Common Stock Holders shall participate rateably in equal amounts per share, without preference or distinction, in the remaining assets of the Corporation.

4     MULTIPLE  VOTING  SHARES

Each share of Series A Preferred Stock entitles the holder thereof to receive notice of and to attend all meetings of stockholders of the Corporation (except meetings at which only holders of other classes or series of shares are entitled to attend), and to ten votes at all such meetings for a period of three years from (but not including) the date of issuance of such share, and thereafter such holder will be entitled to one vote at all such meetings.

5     CONVERSION.

5.1 GENERAL. Subject to and upon compliance with the provisions of this Section ARTICLE 5 - , each share of Series A Preferred Stock shall be convertible into one fully paid and non-assessable share of Common Stock at the option of the holder thereof at any time in accordance with Section 5.3.

5.2 AUTOMATIC CONVERSION. Each share of Series A Preferred Stock shall automatically, without any further action, convert into one fully paid and non-assessable share of Common Stock:

     (a)  upon the fifth anniversary of the date of issuance of such share; or

Certificate of Designation
Series A Preferred Stock of American Mining Corporation
Page 4 of 11

     (b) upon a Transfer of such share, other than a Transfer by a Series A Holder to any of the following Permitted Entities, and from any of the following Permitted Entities back to such Series A Holder or any other Permitted Entity established by or for such Series A Holder:

          (i) a trust for the benefit of such Series A Holder and for the benefit of no other person, provided such Transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust) to the Series A Holder and, provided, further, that in the event such Series A Holder is no longer the exclusive beneficiary of such trust, each share of Series A Preferred Stock then held by such trust shall automatically convert into one (1) fully paid and non-assessable share of Common Stock;

          (ii) a trust for the benefit of persons other than the Series A
               Holder so long as the Series A Holder has sole dispositive power and exclusive Voting Control with respect to the shares of Series A Preferred Stock held by such trust, provided such Transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust) to the Series A Holder, and, provided, further, that in the event the Series A Holder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Series A Preferred Stock held by such trust, each share of Series A Preferred Stock then held by such trust shall automatically convert into one (1) fully paid and non-assessable share of Common Stock;

          (iii) a trust under the terms of which such Series A Holder has retained a "qualified interest" within the meaning of Section 2702(b)(1) of the Code and/or a reversionary interest so long as the Series A Holder has sole dispositive power and exclusive Voting Control with respect to the shares of Series A Preferred Stock held by such trust; provided, however, that in the event the Series A Holder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Series A Preferred Stock held by such trust, each share of Series A Preferred Stock then held by such trust shall automatically convert into one (1) fully paid and non-assessable share of Common Stock;

          (iv) an Individual Retirement Account, as defined in Section 408(a) of the Code, or a pension, profit sharing, stock bonus or other type of plan or trust of which such Series A Holder is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Code; provided that in each case such Series A Holder has sole dispositive power and exclusive Voting Control with respect to the shares of Series A Preferred Stock held in such account, plan or trust, and provided, further, that in the event the Series A Holder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Series A Preferred Stock held by such account, plan or trust, each share of Series A Preferred Stock then held by such trust shall automatically convert into one (1) fully paid and non-assessable share of Common Stock;

          (v) a corporation in which such Series A Holder directly, or indirectly through one or more Permitted Entities, owns shares with sufficient Voting Control in the corporation, or otherwise has legally enforceable rights, such that the Series A Holder retains sole dispositive power and exclusive Voting Control with respect to the shares of Series A Preferred Stock held by such corporation; provided that in the event the Series A Holder no longer owns sufficient shares or has sufficient legally enforceable rights to enable the Series A Holder to retain sole dispositive power and exclusive Voting Control with respect to the shares of Series A Preferred Stock held by such corporation, each share of Series A Preferred Stock then held by such corporation shall automatically convert into one (1) fully paid and non-assessable share of Common Stock;

Certificate of Designation
Series A Preferred Stock of American Mining Corporation
Page 5 of 11

          (vi) a partnership in which such Series A Holder directly, or indirectly through one or more Permitted Entities, owns partnership interests with sufficient Voting Control in the partnership, or otherwise has legally enforceable rights, such that the Series A Holder retains sole dispositive power and exclusive Voting Control with respect to the shares of Series A Preferred Stock held by such partnership; provided that in the event the Series A Holder no longer owns sufficient partnership interests or has sufficient legally enforceable rights to enable the Series A Holder to retain sole dispositive power and exclusive Voting Control with respect to the shares of Series A Preferred Stock held by such partnership, each share of Series A Preferred Stock then held by such partnership shall automatically convert into one (1) fully paid and non-assessable share of Common Stock; or

          (vii) a limited liability company in which such Series A Holder directly, or indirectly through one or more Permitted Entities, owns membership interests with sufficient Voting Control in the limited liability company, or otherwise has legally enforceable rights, such that the Series A Holder retains sole dispositive power and exclusive Voting Control with respect to the shares of Series A Preferred Stock held by such limited liability company; provided that in the event the Series A Holder no longer owns sufficient membership interests or has sufficient legally enforceable rights to enable the Series A Holder to retain sole dispositive power and exclusive Voting Control with respect to the shares of Series A Preferred Stock held by such limited liability company, each share of Series A Preferred Stock then held by such limited liability company shall automatically convert into one (1) fully paid and non-assessable share of Common Stock.

5.3 MANNER OF EXERCISE OF CONVERSION PRIVILEGE. The conversion of one or more shares of Series A Preferred Stock as permitted by this Section ARTICLE 5 - shall be effected by the holders of such shares by the surrender of the certificate or certificates representing such shares at the registered office of the Corporation accompanied by, (a) payment or evidence satisfactory to the Corporation of payment of the tax (if any) payable in accordance with Section 5.4; and (b) the conversion form attached as Annex I hereto representing such shares duly completed and executed, on which conversion form such holder may also elect to convert part only of the Series A Preferred Stock represented by such certificate or certificates, in which event the Corporation shall issue and deliver or cause to be delivered to such holder, at the expense of the Corporation, a new certificate representing the Series A Preferred Stock represented by such certificate or certificates that have not been converted.
As promptly as practicable after the surrender, as herein provided, of any Series A Preferred Stock for conversion, the Corporation shall issue and deliver or cause to be delivered, to or upon the written order of the holder of the Series A Preferred Stock so surrendered, a certificate or certificates issued in the name of, or in such name or names as may be directed by, such holder representing the number of fully paid and non-assessable shares of Common Stock to which such holder is entitled. Such conversion shall be deemed to have been made at the close of business on the date such Series A Preferred Stock is surrendered for conversion, so that the rights of the holder of such Series A Preferred Stock as the holder thereof shall cease at such time and the person or persons entitled to receive Common Stock upon such conversion shall be treated for all purposes as having become the holder or holders of record of such shares of Common Stock at such time.

5.4 TAXES ON CONVERSION. The issuance of certificates for Common Stock upon the conversion of Series A Preferred Stock will be made without charge to the converting Series A Holders for any fee or tax in respect of the issuance of such certificates or the Common Stock represented thereby; provided, however, that the Corporation shall not be required to pay any tax which may be imposed upon the person or persons to whom such Common Stock are issued, in respect of the issuance of such Common Stock or the certificates therefor or which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name or names other than that of the holder of the Series A Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificate unless the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid or that the Corporation has not and will not have any liability in respect of such tax.

Certificate of Designation
Series A Preferred Stock of American Mining Corporation
Page 6 of 11

5.5 SUBDIVISION, CONSOLIDATION, RECLASSIFICATION OR CHANGES. If and whenever at any time the outstanding Series A Preferred Stock or the outstanding Common Stock are subdivided, redivided or changed into a greater or consolidated into a lesser number of shares or reclassified into different shares, the basis of conversion then in effect shall be appropriately adjusted and any Series A Holder who has not exercised such holder's right of conversion prior to the effective date of such subdivision, redivision, change, consolidation or reclassification shall be entitled to receive and shall accept, upon the exercise of such right at any time on the effective date or thereafter, in lieu of the number of Common Stock to which such holder was theretofore entitled upon conversion, the aggregate number of shares of the Corporation that such holder of Series A Preferred Stock would have been entitled to receive as a result of such subdivision, redivision, change, consolidation or reclassification if, on the effective date thereof, such holder had been the registered holder of the number of Common Stock to which such holder was theretofore entitled upon conversion.

5.6 NOTICE OF SUBSCRIPTION RIGHTS, STOCK DIVIDEND, ETC. If and whenever the Corporation proposes to issue subscription warrants or other rights to all the Common Stock Holders to purchase any share or other securities of the Corporation, or to pay any stock dividend upon the Common Stock or make any distribution (other than cash dividends) to the Common Stock Holders the Corporation shall so notify each Series A Holder by written notice at least 20 days prior to the date fixed by the Corporation as the record date in connection with the issue of such subscription warrants or other rights to purchase shares or other securities, stock dividends or other distribution. Such notice shall set forth the record date fixed as aforesaid and such particulars of such issue of subscription warrants or other rights, stock dividends or other distribution as shall have been fixed and determined at the date on which such notice is given.

5.7 NO ADJUSTMENT ON DIVIDENDS. A Series A Holder on the record date for the determination of holders of Series A Preferred Stock entitled to receive a dividend declared payable on Series A Preferred Stock will be entitled to such dividend notwithstanding that such Series A Preferred Stock is converted after such record date and before the payment date of such dividend, and the registered holder of any Common Stock resulting from any conversion shall be entitled to rank equally with the Series A Holders in respect of all dividends declared payable to holders of Series A Preferred Stock of record on any date on or after the date of conversion. Subject to the foregoing, no payment or adjustment will be made on account of any dividend, accrued or otherwise, on the Series A Preferred Stock converted or the Common Stock resulting from any conversion.

5.8 RESERVATION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock into shares of Common Stock.

6     NOT  REDEEMABLE

6.1 The Corporation shall not redeem the Series A Preferred Stock or any of them without the written consent of the Series A Holders or unless such redemption is in accordance with Section ARTICLE 7 - .

7     RIGHT  OF  RETRACTION

7.1 RETRACTION. Subject to and upon compliance with the provisions of Sections 7.3linex0 and 7.4, each Series A Holder shall be entitled to require the Corporation to redeem all or any of the Series A Preferred Stock registered in the name of such Series A Holder in the manner hereinafter provided in
Section 7.3linex0 following the occurrence of any of the following (each a "CHANGE OF CONTROL"):

     (a) the sale, conveyance or disposition of all or substantially all of the assets of the Corporation;

Certificate of Designation
Series A Preferred Stock of American Mining Corporation
Page 7 of 11

     (b) the effectuation of a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of (other than as a direct result of normal, uncoordinated trading activities in the Common Stock generally);

     (c) the consolidation, merger or other business combination of the Corporation with or into any other entity, immediately following which the prior stockholders of the Corporation fail to own, directly or indirectly, at least fifty percent (50%) of the voting equity of the surviving entity;

     (d) a transaction or series of transactions in which any Person or "group" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) acquires more than fifty percent (50%) of the voting equity of the Corporation;

     (e) the replacement of a majority of the Board with individuals who were not nominated or elected by at least a majority of the directors at the time of such replacement; or

     (f) a transaction or series of transactions that constitutes or results in a "going private transaction" (as defined in Section 13(e) of the Exchange Act and the regulations of the SEC issued thereunder).

7.2 RETRACTION PRICE. The Retraction Price to be paid by the Corporation on any redemption under this Section ARTICLE 5 - shall be USD $25.00 per share.

7.3     PROCEDURE  ON  RETRACTION.

     (a) Except as otherwise provided herein, in the case of redemption pursuant to Section 7.1, the Corporation shall within seven (7) days following the occurrence of a Change of Control, give written notice to the Series A Holders of the right provided for in Section 7.1, which notice shall describe the Change of Control. The rights of the Series A Holders to require redemption and the obligation of the Corporation to redeem Series A Preferred Stock in the circumstances and events provided for in Section 7.1 shall not be affected by the failure of the Corporation to give such notice and the Series A Holders shall be entitled to require such redemption at any time prior to the giving of such notice.

     (b) Each Series A Holder who elects to have the Corporation redeem all or any Series A Preferred Stock registered in the name of such Series A Holder on the occurrence of a Change of Control shall, at any time prior to or within 60 days following the receipt of the notice given by the Corporation pursuant to this Section 7.3 and at any time following the occurrence of a Change of Control, deposit at the registered office of the Corporation the certificate or certificates representing the Series A Preferred Stock which that Series A Holder desires to have redeemed by the Corporation. The Series A Holder shall, at the time of depositing such certificates, also file with the Corporation a notice of election to redeem, which notice shall set out the number of Series A Preferred Stock which the Series A Holder desires to have redeemed. Except as hereinafter provided in this Section ARTICLE 7 - , the Corporation shall, within seven (7) days of the deposit of such certificate or certificates and the filing of such notice of election, redeem the Series A Preferred Stock in respect of which certificates have been deposited and with respect to which the Series A Holder made an election as aforesaid by paying the Retraction Price to the Series A Holder entitled thereto.

     (c) All payments of the Retraction Price made in accordance with the foregoing provisions of this Section 7.3linex0 shall be made in lawful currency of the United States by certified check of the Corporation payable to or to the order of the Series A Holder entitled thereto at par at any branch of the Corporation's bankers for the time being in the United States. Such check shall satisfy and discharge all liability of the Corporation for the Retraction Price to the extent of the amount represented thereby, unless such check is not paid on due presentation. The Series A Preferred Stock in respect of which payment or deposit is made in accordance with the foregoing provisions of this
          Section 7.3linex0 shall be deemed to have been redeemed on the date on which such payment is made, and the holders thereof shall cease to be entitled to dividends or to exercise any of the rights of holders thereof from such date, unless payment or deposit of the Retraction Price is not made as aforesaid in which event, subject as hereinafter provided, the rights of the holders of such Series A Preferred Stock shall remain unimpaired. Notwithstanding the foregoing, the Retraction Price to the extent that it is represented by a check which has not been presented for payment by the sixth anniversary of the relevant Retraction Date shall be forfeited to the Corporation.

Certificate of Designation
Series A Preferred Stock of American Mining Corporation
Page 8 of 11

7.4     FAILURE  TO  REDEEM.

     (a) If the Corporation does not redeem, for any reason whatsoever, all the Series A Preferred Stock duly tendered by Series A Holders pursuant to Section 7.3linex0, then the Series A Holders shall be entitled, voting exclusively and separately and as a class, to elect a majority of members of the Board for a period of one year from the date by which the Corporation was to redeem the Series A Preferred Stock pursuant to Section 7.3.

     (b) For the purposes of exercising their right to elect directors as provided in this Section 7.4, the Series A Holders shall be entitled to receive notice of and attend all meetings of stockholders of the Corporation, and shall have one vote for each share of Series A Preference Stock held. A quorum for a separate meeting of the holders of the Series A Preferred Stock shall be Series A Holders being not less than one in number and holding or representing by proxy not less than twenty per cent (20%) of the then issued and outstanding Series A Preferred Stock. The formalities to be observed with respect to giving of notice and the conduct at such meetings shall be those from time to time required by the Nevada Business Corporation Act and as prescribed in the By-laws with respect to meetings of stockholders.

     (c) Notwithstanding anything contained in the Articles of Incorporation or By-laws, the term of office of all persons who are directors of the Corporation at any time when the right to elect directors shall accrue to the Series A Holders as provided in this Section 7.4, or who may be appointed as directors after such right shall have accrued and before a meeting of stockholders shall have been held for the purpose of electing directors, shall terminate upon the election of new directors at the next annual meeting of stockholders or at a special meeting of stockholders which may be held for the purpose of electing directors at any time after the accrual of such right to elect directors.

     (d) Any meeting of the Series A Holders for the purpose of electing directors may be held upon not less than 10 days' notice to the Series A Holders. Any such meeting shall be called by the Secretary of the Corporation upon the written request of the holders of at least 10% of the then issued and outstanding Series A Preferred Stock and in default of the calling of such meeting by the Secretary within five days after the making of such request, such meeting may be called by any registered Series A Holder.

     (e) Any vacancy occurring among the directors elected to represent the Series A Holders in accordance with this Section 7.4 may be filled by the Board with the consent and approval of any remaining director elected to represent the Series A Holders, but if there be no such remaining director the Board may elect Series A Holders to fill the vacancy or vacancies. Whether or not such vacancies are so filled by the Board, the registered holders of at least 10% of the then issued and outstanding Series A Preferred Stock shall have the right to require the Secretary of the Corporation to call a meeting of the Series A Holders for the purpose of filling the vacancies or replacing all or any of the persons filling such vacancies who have been appointed by the Board and the foregoing provisions of this section shall apply in respect of the calling of such meeting.

Certificate of Designation
Series A Preferred Stock of American Mining Corporation
Page 9 of 11


     (f) Notwithstanding anything contained in the Articles of Incorporation or By-laws, upon any termination of the right of the Series A Holders to elect directors as provided in this Section 7.4, the term of office of the directors elected to represent the Series A Holders shall terminate and the vacancies thereby created may be filled by the remaining directors.

7.5 ELECTION IRREVOCABLE. Except as otherwise provided herein, the election of any Series A Holder to require the Corporation to redeem Series A Preferred Stock pursuant to Section 7.1 shall be irrevocable upon receipt by the Corporation of the certificates for the Series A Preferred Stock so to be redeemed and the notice of election of the Series A Holder as aforesaid. To the extent that the Corporation does not redeem the shares of Series A Preferred Stock deposited for redemption, any Series A Holder who made an original deposit may withdraw all, but not less than all, of the remaining Series A Preferred Stock so deposited by such Series A Holder and not redeemed, in which case such Series A Holder shall be deemed to have elected not to have the unredeemed balance of such deposited shares of Series A Preferred Stock redeemed under the provisions of Section 7.3linex0. Such number of shares of Series A Preferred Stock withdrawn hereunder shall be released from the deposit and the Corporation shall thereafter have no obligation to redeem any of the shares of Series A Preferred Stock so released pursuant to Section 7.3 unless such shares are subsequently presented for redemption in accordance with this Section ARTICLE 7.

8     PROTECTION

So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not take any of the following corporate actions (whether by merger, consolidation or otherwise) without first obtaining the approval of the Series A Holders in accordance with Section ARTICLE 12 - linex0:

     (a) amend, alter, waive or repeal, whether by merger, consolidation, combination, reclassification or otherwise, the Articles of Incorporation, including this Certificate of Designation, or the By-laws, or any provisions thereof (including the adoption of a new provision thereof);

     (b)  create, authorize or issue any new class or series of capital stock;

     (c) alter or change the rights, preferences or privileges of the Preferred Stock, the Common Stock or any other capital stock of the Corporation; or

     (d)  increase the authorized number of shares of Series A Preferred Stock.

9     MODIFICATION

The rights, privileges, restrictions and conditions attaching to the Series A Preferred Stock may be added to, changed or removed but only with the approval of the Series A Holders in accordance with Section ARTICLE 12 - linex0, in addition to any other approval required by the Nevada Business Corporation Act, or any other statutory provision of like or similar effect applicable to the Corporation, from time to time in force.

10     SEVERABILITY

Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

Certificate of Designation
Series A Preferred Stock of American Mining Corporation
Page 10 of 11

11     WAIVER

Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the Series A Holders granted hereunder may be waived as to all shares of Series A Preferred Stock (and the holders thereof) upon consent of the Series A Holders in accordance with Section ARTICLE 12 - .

12     CONSENTS  AND  APPROVALS

Except as specifically provided herein, the consent or approval of the Series A Holders with respect to any and all matters may be given by one or more instruments signed by the holders of at least two-thirds of the issued and outstanding Series A Preferred Stock or by a resolution passed by at least two-thirds of the votes cast at a meeting of the Series A Holders duly called for that purpose and held upon at least 10 days' notice, at which the holders of a majority of the outstanding Series A Preferred Stock are present or represented by proxy. If at any such meeting the holders of a majority of the outstanding Series A Preferred Stock are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting may be adjourned to such date being not less than 30 days later and to such time and place as may be appointed by the chairman of the meeting and not less than 10 days' notice shall be given of such adjourned meeting but it shall not be necessary in such notice to specify the purpose for which the meeting was originally called. At such adjourned meeting the Series A Holders present in person or represented by proxy may transact the business for which the meeting was originally called and the consent or approval of the Series A Holders with respect thereto may be given by at least two-thirds of the votes cast at such adjourned meeting. The formalities to be observed with respect to the giving of notice of any such meeting and the conduct thereof shall be those from time to time required by the Nevada Business Corporation Act and as prescribed by the By-laws with respect to meetings of stockholders. On every poll taken at every such meeting or adjourned meeting every Series A Holder shall be entitled to one vote in respect of each share of Series A Preferred Stock of which such Series A Holder is the registered holder.

13     NOTICES

Any notice, check or other document required or permitted to be given or delivered by the Corporation to any Series A Holder pursuant to the terms hereof shall be sent by registered courier to the Series A Holder at the last known address for such Series A Holder set out in the books of the Corporation. Any notice, certificate or other document required or permitted to be given, deposited or delivered by a Series A Holder to the Corporation shall be sent by registered courier, or personally delivered by the Series A Holder to the Corporation, at its then registered office. Any notice or other document given, deposited or delivered as aforesaid shall be deemed to be given on the date upon which it is delivered.

Certificate of Designation
Series A Preferred Stock of American Mining Corporation
Page 11 of 11

                                    ANNEX I

                              NOTICE OF CONVERSION

   (To be Executed by the Registered Holder in order to Convert the Series A
                                Preferred Stock)

The undersigned hereby irrevocably elects to convert shares of Series A Preferred Stock (the "Conversion"), represented by Stock Certificate No(s).______ (the "Series A Certificates"), into shares of common stock ("Common Stock") of Thrust Energy Corp. (the "Corporation") according to the conditions of the Certificate of Designation, Preferences and Rights of Series A Preferred Stock (the "Certificate of Designation"), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. Each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

Except as may be provided below, the Corporation shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee (which is ) with DTC through its Deposit Withdrawal Agent Commission System ("DTC Transfer").

In the event of partial exercise, please reissue a new stock certificate for the number of shares of Series A Preferred Stock which shall not have been converted.

The undersigned acknowledges and agrees that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Series A Preferred Stock have been or will be made only pursuant to an effective registration of the transfer of the Common Stock under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from registration under the Act.

[  ]   In lieu of receiving the shares of Common Stock issuable pursuant to this
Notice of Conversion by way of DTC Transfer, the undersigned hereby requests that the Corporation issue and deliver to the undersigned physical certificates representing such shares of Common Stock.

Date of Conversion: _____________________________________________

Applicable Conversion Price:_____________________________________

Signature:_______________________________________________________

Name:____________________________________________________________

Address:_________________________________________________________